As filed with the U.S. Securities and Exchange Commission on June 18, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Astera Labs, Inc.
(Exact name of registrant as specified in its charter)

Delaware	82-3437062
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2345 North First Street San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)
2024 Stock Option and Incentive Plan
2024 Employee Stock Purchase Plan
(Full titles of the plans)
Jitendra Mohan
Co-Founder and Chief Executive Officer
Astera Labs, Inc.
2345 North First Street
San Jose, CA 95131
(Name and address of agent for service)
(408) 766-3806
(Telephone number, including area code, of agent for service)

Copies to:

Bradley C. Weber Julia R. White Goodwin Procter LLP 601 Marshall Street Redwood City, CA 94063 (650) 752-3100	Philip T. Mazzara General Counsel & Secretary Astera Labs, Inc. 2345 North First Street San Jose, CA 95131 (408) 766-3806

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by Astera Labs, Inc. (the “Company”) for the purpose of registering an additional 8,100,874 shares of its common stock, par value $0.0001 per share (“Common Stock”), that have become available for issuance pursuant to the Astera Labs, Inc. 2024 Stock Option and Incentive Plan (“2024 Plan”) and an additional 1,620,174 shares of Common Stock that have become available for issuance pursuant to the Astera Labs, Inc. 2024 Employee Stock Purchase Plan (“2024 ESPP”). These shares are securities of the same class as other securities for which a registration statement on Form S-8 was filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 20, 2024 (Commission File No. 333-278078) (the “Prior Registration Statement”).
This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of the Common Stock issuable under the 2024 Plan and the 2024 ESPP, are incorporated herein by reference and made part of this Registration Statement, except as otherwise amended, updated or supplemented herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Commission are hereby incorporated by reference in this prospectus:
(a)The Company’s Annual Report on Form 10-K, filed with the Commission on February 14, 2025 (File No. 001-41979).
(b)The Company’s Quarterly Report on Form 10-Q, filed with the Commission on May 7, 2025 (File No. 001-41979).
(c)The Company’s Current Reports on Form 8-K filed with the Commission on March 3, 2025 (File No. 001-41979) and June 10, 2025 (File No. 001-41979).
(d)The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-41979) filed with the Commission on March 15, 2024 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-41979	3.1	3/28/2024

4.2	Second Amended and Restated Bylaws of the Registrant	8-K	001-41979	3.2	3/28/2024

4.3	Form of common stock certificate of the Registrant	S-1/A	333-277205	4.1	3/8/2024

5.1	Opinion of Goodwin Procter LLP					X

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (contained on signature page hereto)					X

99.1	2024 Stock Option and Incentive Plan, and forms of award agreements thereunder	10-Q	001-41979	10.2	5/8/2024

99.2	2024 Employee Stock Purchase Plan	10-Q	001-41979	10.3	5/8/2024

107	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Clara, California, on June 18, 2025.

ASTERA LABS, INC.

Date: June 18, 2025	By:	/s/ Jitendra Mohan
	Name:	Jitendra Mohan
	Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jitendra Mohan, Michael Tate, and Philip Mazzara, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Astera Labs, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jitendra Mohan	Co-Founder, Chief Executive Officer, and Director	June 18, 2025
Jitendra Mohan	(Principal Executive Officer)

/s/ Michael Tate	Chief Financial Officer	June 18, 2025
Michael Tate	(Principal Financial Officer)

/s/ Manuel Alba	Chair of the Board	June 18, 2025
Manuel Alba

/s/ Craig Barratt	Director	June 18, 2025
Craig Barratt

/s/ Stefan Dyckerhoff	Director	June 18, 2025
Stefan Dyckerhoff

/s/ Sanjay Gajendra	Co-Founder, President, Chief Operating Officer, and Director	June 18, 2025
Sanjay Gajendra

/s/ Michael Hurlston	Director	June 18, 2025
Michael Hurlston

/s/ Jack Lazar	Director	June 18, 2025
Jack Lazar

/s/ Bethany Mayer	Director	June 18, 2025
Bethany Mayer